UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

LIMELIGHT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation) 2220 W. 14th Street, Tempe, Arizona (Address of principal executive offices)	20-1677033 (I.R.S. Employer Identification No.) 85281 (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

     Securities Act registration statement file number to which this form relates: 333-141516
     Securities to be registered pursuant to Section 12(g) of the Act: None

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

Limelight Networks, Inc. (the “Registrant”) registers hereunder its Common Stock, $0.001 par value per share (the “Common Stock”). A description of the Common Stock is incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-141516) filed with the Securities and Exchange Commission on March 22, 2007, as amended. Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 30, 2007	LIMELIGHT NETWORKS, INC.
	By:	/s/ Jeffrey W. Lunsford
Jeffrey W. Lunsford
President, Chief Executive Officer and Chairman